Exhibit 99.1

Beachbody (BODi) Announces Q2 2024 Results: Revenue Surpasses Midpoint of Guidance, Net Loss and Adjusted EBITDA Better Than Guidance

Lowest Net Loss Since Going Public

Third Consecutive Quarter of Positive Adjusted EBITDA

Overall gross margin of 69% - best since 2021

El Segundo, Calif. (August 6, 2024) – The Beachbody Company, Inc. (NYSE: BODi) (“BODi” or the “Company”), a leading fitness and nutrition company, today announced financial results for its second quarter ended June 30, 2024.

Carl Daikeler, BODi's Co-Founder and Chief Executive Officer, commented:

"Our focus is on returning to growth, particularly by focusing on the $164 billion nutrition market, which presents an opportunity more than 12 times larger than the $13 billion fitness market. Nutrition was once an $800 million product line for us, more than double our fitness offerings at the time."

"We are implementing multiple new strategies to recapture a significant portion of the vast nutrition market opportunity which is characterized by consistent growth. This is a market that the Company knows extremely well. BODi has had a meaningful presence in the nutrition market dating back 20 years, and runs this business with very high gross margins."

"In parallel, we have significantly improved our operations and efficiency, reducing our revenue breakeven point1 by more than 40% from over $900 million to under $500 million. This positions us well to generate sustainable cash flows as we execute our growth initiatives, with a key focus on the nutrition business."

Second Quarter 2024 Results

•
Total revenue was $110.2 million compared to $134.9 million in the prior year period.
o
Digital revenue was $58.8 million compared to $65.2 million in the prior year period and digital subscriptions totaled 1.15 million in the second quarter.
o
Nutrition and Other revenue was $50.1 million compared to $64.6 million in the prior year period and nutritional subscriptions totaled 0.14 million in the second quarter.
o
Connected Fitness revenue was $1.3 million compared to $5.1 million in the prior year period and approximately 1,600 bikes were delivered in the second quarter.
•
Total operating expenses were $85.9 million compared to $106.9 million in the prior year period.
•
Operating loss improved by $14.7 million to $9.5 million compared to an operating loss of $24.2 million in the prior year period.
•
Net loss was $10.9 million compared to a net loss of $25.7 million in the prior year period.
•
Adjusted EBITDA2 was $4.9 million compared to a loss of $4.8 million in the prior year period.
•
Cash provided by operating activities for the six months ended June 30, 2024 was $8.2 million compared to cash used in operating activities of $14.4 million in the prior year period, and cash provided by investing activities was $2.7 million compared to cash used in investing activities of $5.0 million in the prior year period. Free cash flow2 was $5.3 million compared to $(19.4) million in the prior year period.

1Revenue breakeven point is defined as the revenue necessary to achieve a breakeven in our adjusted EBITDA, which is defined at the end of this release along with a reconciliation to net loss.

2A definition of (1) Adjusted EBITDA and reconciliation to net loss, (2) free cash flow and (3) net cash position are at the end of this release.

Exhibit 99.1

Key Operational and Business Metrics

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2024	2023	Change v 2023	2024	2023	Change v 2023

Digital Subscriptions (in millions)	1.15	1.53	(24.9%)	1.15	1.53	(24.9%)
Nutritional Subscriptions (in millions)	0.14	0.20	(26.2%)	0.14	0.20	(26.2%)
Total Subscriptions (in millions)	1.29	1.73	(25.0%)	1.29	1.73	(25.0%)

Average Digital Retention	96.5%	95.2%	130bps	96.1%	95.5%	60bps
Total Streams (in millions)	22.7	25.3	(10.4%)	48.3	55.0	(12.1%)
DAU/MAU	31.9%	31.6%	30bps	32.6%	32.1%	50bps

Connected Fitness Units Delivered (in thousands)	1.6	5.5	(71.7%)	5.1	10.2	(50.1%)

Digital	$58.8	$65.2	(9.9%)	$120.3	$130.0	(7.5%)
Nutrition & Other	$50.1	$64.6	(22.5%)	$105.6	$138.7	(23.9%)
Connected Fitness	$1.3	$5.1	(74.3%)	$4.3	$11.1	(61.0%)
Revenue (in millions)	$110.2	$134.9	(18.4%)	$230.2	$279.8	(17.7%)
Net Loss (in millions)	($10.9)	($25.7)	57.8%	($25.1)	($54.9)	54.3%
Adjusted EBITDA (in millions)	$4.9	($4.8)	NM	$9.5	($5.7)	NM

NM: Not Meaningful

Outlook for The Third Quarter of 2024

	Outlook For Quarter Ending September 30, 2024
	Low	High
(in millions)
Revenue	$97	$107

Net Loss	$(13)	$(9)

Adjustments:
Depreciation	$6	$6
Amortization of Content Assets	$4	$4
Interest Expense	$1	$1
Equity-Based Compensation	$4	$4
Other Adjustment Items	$-	$-
Total Adjustments	$15	$15

Adjusted EBITDA	$2	$6

Exhibit 99.1

Conference Call and Webcast Information

BODi will host a conference call at 5:00pm ET on Tuesday, August 6, 2024, to discuss its financial results and matters other than past results, such as guidance. To participate in the live call, please dial (833) 470-1428 (U.S. & Canada), or +1 (929) 526-1599 (all other locations) and provide the conference identification number: 868605. The conference call will also be available to interested parties through a live webcast at https://investors.thebeachbodycompany.com/.

A replay of the call will be available until August 13, 2024, by dialing (866) 813-9403 (U.S & Canada), or + 44 (204) 525-0658 (all other locations). The replay passcode is 798090.

After the conference call, a webcast replay will remain available on the investor relations section of the Company’s website for one year.

About BODi and The Beachbody Company, Inc.

Originally known as Beachbody, BODi has been innovating structured step-by-step home fitness and nutrition programs for 25 years such as P90X, Insanity, and 21-Day Fix, plus the first premium superfood nutrition supplement, Shakeology. Since its inception in 1999 BODi has helped over 30 million customers pursue extraordinary life-changing results. The BODi community represents millions of people helping each other stay accountable to goals of healthy weight loss, improved strength and energy, and resilient mental and physical well-being. For more information, please visit TheBeachBodyCompany.com.

Safe Harbor Statement

This press release of The Beachbody Company, Inc. (“we,” “us,” “our,” and similar terms) contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are statements other than statements of historical facts and statements in future tense. These statements include but are not limited to, statements regarding our future performance and our market opportunity, including expected financial results for the second quarter and full year, our business strategy, our plans, and our objectives and future operations.

Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: our ability to effectively compete in the fitness and nutrition industries; our ability to successfully acquire and integrate new operations; our reliance on a few key products; market conditions and global and economic factors beyond our control; intense competition and competitive pressures from other companies worldwide in the industries in which we operate; and litigation and the ability to adequately protect our intellectual property rights. You can identify these statements by the use of terminology such as "believe", “plans”, "expect", "will", "should," "could", "estimate", "anticipate" or similar forward-looking terms. You should not rely on these forward-looking statements as they involve risks and uncertainties that may cause actual results to vary materially from the forward-looking statements. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the "Risk Factors" section of our Securities and Exchange Commission (SEC) filings, including those risks and uncertainties included in the Form 10-K filed with the SEC on March 11, 2024 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are available on the Investor Relations page of our website at https://investors.thebeachbodycompany.com and on the SEC website at www.sec.gov.

All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

Exhibit 99.1

The Beachbody Company, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	June 30,	December 31,
	2024	2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents (restricted cash of $0.1 million at June 30, 2024 and December 31, 2023, respectively)	$32,327	$33,409
Restricted short-term investments	4,250	4,250
Inventory	23,782	24,976
Prepaid expenses	7,537	10,715
Other current assets	35,516	45,923
Total current assets	103,412	119,273
Property and equipment, net	31,991	45,055
Content assets, net	16,902	21,359
Goodwill	85,166	85,166
Right-of-use assets, net	3,335	3,063
Other assets	4,153	2,923
Total assets	$244,959	$276,839
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,772	$10,659
Accrued expenses	36,299	42,147
Deferred revenue	91,864	97,169
Current portion of lease liabilities	1,514	1,835
Current portion of Term Loan	2,188	8,068
Other current liabilities	1,950	5,325
Total current liabilities	146,587	165,203
Term Loan	19,271	21,491
Long-term lease liabilities, net	2,048	1,425
Deferred tax liabilities	—	10
Other liabilities	10,294	5,950
Total liabilities	178,200	194,079
Stockholders’ equity:
Preferred stock, $0.0001 par value; 100,000,000 shares authorized, none issued and outstanding at June 30, 2024 and December 31, 2023	—	—
Common stock, $0.0001 par value, 1,900,000,000 shares authorized (1,600,000,000 Class A, 200,000,000 Class X and 100,000,000 Class C);
Class A: 4,185,924 and 3,978,356 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively;	1	1
Class X: 2,729,003 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively;	1	1
Class C: no shares issued and outstanding at June 30, 2024 and December 31, 2023	—	—
Additional paid-in capital	663,703	654,657
Accumulated deficit	(596,957)	(571,876)
Accumulated other comprehensive income (loss)	11	(23)
Total stockholders’ equity	66,759	82,760
Total liabilities and stockholders’ equity	$244,959	$276,839

Exhibit 99.1

The Beachbody Company, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023

Revenue:
Digital	$58,771	$65,214	$120,277	$129,987
Nutrition and other	50,101	64,628	105,613	138,748
Connected fitness	1,311	5,106	4,339	11,114
Total revenue	110,183	134,948	230,229	279,849
Cost of revenue:
Digital	11,476	16,336	24,338	31,303
Nutrition and other	19,621	27,202	41,905	58,241
Connected fitness	2,710	8,666	6,328	16,221
Total cost of revenue	33,807	52,204	72,571	105,765
Gross profit	76,376	82,744	157,658	174,084
Operating expenses:
Selling and marketing	56,308	76,492	115,569	153,068
Enterprise technology and development	17,162	18,650	34,879	37,746
General and administrative	12,388	11,887	25,871	29,603
Restructuring	—	(107)	1,644	5,280
Total operating expenses	85,858	106,922	177,963	225,697
Operating loss	(9,482)	(24,178)	(20,305)	(51,613)
Other income (expense):
Loss on partial debt extinguishment	(719)	—	(1,928)	—
Change in fair value of warrant liabilities	647	375	(77)	432
Interest expense	(1,652)	(2,368)	(3,527)	(4,699)
Other income, net	408	411	885	980
Loss before income taxes	(10,798)	(25,760)	(24,952)	(54,900)
Income tax (provision) benefit	(67)	12	(129)	(36)
Net loss	$(10,865)	$(25,748)	$(25,081)	$(54,936)

Net loss per common share, basic and diluted	$(1.59)	$(4.10)	$(3.70)	$(8.81)
Weighted-average common shares outstanding, basic and diluted	6,813	6,286	6,787	6,235

Exhibit 99.1

The Beachbody Company, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six months ended June 30,
	2024	2023

Cash flows from operating activities:
Net loss	$(25,081)	$(54,936)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	10,789	21,632
Amortization of content assets	8,652	11,020
Provision for inventory and inventory purchase commitments	1,012	5,072
Realized (gains) losses on hedging derivative financial instruments	64	(26)
Change in fair value of warrant liabilities	77	(432)
Equity-based compensation	9,104	12,716
Deferred income taxes	1	(121)
Amortization of debt issuance costs	1,153	980
Paid-in-kind interest expense	405	746
Loss on partial debt extinguishment	1,928	—
Change in lease assets	(272)	—
Gain on sale of property and equipment	(784)	—
Changes in operating assets and liabilities:
Inventory	131	6,037
Content assets	(4,195)	(5,325)
Prepaid expenses	3,177	4,506
Other assets	9,217	(8,912)
Accounts payable	2,371	(4,179)
Accrued expenses	(5,603)	(14,356)
Deferred revenue	(768)	12,221
Other liabilities	(3,169)	(1,010)
Net cash provided by (used in) operating activities	8,209	(14,367)
Cash flows from investing activities:
Purchase of property and equipment	(2,945)	(5,030)
Proceeds from sale of property and equipment	5,600	—
Net cash provided by (used in) investing activities	2,655	(5,030)
Cash flows from financing activities:
Debt repayments	(11,446)	(625)
Proceeds from issuance of common shares in the Employee Stock Purchase Plan	165	384
Tax withholding payments for vesting of restricted stock	(223)	(2,159)
Net cash used in financing activities	(11,504)	(2,400)
Effect of exchange rates on cash, cash equivalents, and restricted cash	(442)	392
Net decrease in cash, cash equivalents, and restricted cash	(1,082)	(21,405)
Cash, cash equivalents and restricted cash, beginning of period	33,409	80,091
Cash, cash equivalents, and restricted cash, end of period	$32,327	$58,686
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$1,938	$2,958
Cash paid (received) during the period for income taxes, net	185	(46)
Supplemental disclosure of noncash investing activities:
Property and equipment acquired but not yet paid for	$413	$128
Supplemental disclosure of noncash financing activities:
Change in fair value of Term Loan warrants due to amended exercise price	$141	$—
Paid-in-kind fee recorded as incremental debt issuance cost	566	—

Exhibit 99.1

The Beachbody Company, Inc.

Adjusted EBITDA

We use Adjusted EBITDA, which is a non-GAAP performance measure, to supplement our results presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). We believe Adjusted EBITDA is useful in evaluating our operating performance, as it is similar to measures reported by our public competitors and is regularly used by security analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. Adjusted EBITDA is not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

We define and calculate Adjusted EBITDA as net income (loss) adjusted for depreciation and amortization, amortization of capitalized cloud computing implementation costs, amortization of content assets, interest expense, income taxes, equity-based compensation, and other items that are not normal, recurring, operating expenses necessary to operate the Company’s business as described in the reconciliation below.

We include this non-GAAP financial measure because it is used by management to evaluate BODi’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Adjusted EBITDA excludes certain expenses that are required in accordance with GAAP because they are non-cash (for example, in the case of depreciation and amortization and equity-based compensation) or are not related to our underlying business performance (for example, in the case of restructuring costs, interest income and expense).

The table below presents our Adjusted EBITDA reconciled to our net loss, the closest GAAP measure, for the periods indicated:

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2024	2023	2024	2023

Net loss	$(10,865)	$(25,748)	$(25,081)	$(54,936)
Adjusted for:
Loss on partial debt extinguishment (1)	719	—	1,928	—
Depreciation and amortization	5,411	10,919	10,789	21,632
Amortization of capitalized cloud computing implementation costs	38	40	75	81
Amortization of content assets	4,112	5,459	8,652	11,020
Interest expense	1,652	2,368	3,527	4,699
Income tax provision (benefit)	67	(12)	129	36
Equity-based compensation	4,739	3,161	9,104	12,716
Employee incentives, expected to be settled in equity (2)	—	—	—	(5,466)
Restructuring and platform consolidation costs (3)	—	(107)	1,644	5,952
Change in fair value of warrant liabilities	(647)	(375)	77	(432)
Gain on sale of property and equipment	—	—	(784)	—
Non-operating (4)	(298)	(479)	(578)	(963)
Adjusted EBITDA	$4,928	$(4,774)	$9,482	$(5,661)

1 Represents the loss related to the $1.0 million, $5.5 million and $4.0 million partial debt prepayments that the Company made on January 9, 2024, February 29, 2024 and April 5, 2024, respectively.

2 The non-cash charge for employee incentives which were expected to be settled in equity was recorded and included in the Adjusted EBITDA calculation during the year ended December 31, 2022. During the three months ended March 31, 2023, we reclassified the non-cash charge from employee incentives expected to be settled in equity to equity-based compensation because we settled certain employee incentives with RSU awards during the period.

3 Includes restructuring expense and personnel costs associated with the Company's key initiatives during the three and six months ended June 30, 2024 and with executing our key growth priorities during the three and six months ended June 30, 2023.

4 Primarily includes interest income.

Exhibit 99.1

The Beachbody Company, Inc.

Net Cash Position and Free Cash Flow

Net Cash Position

We use net cash position, which is a non-GAAP liquidity measure, to supplement our liquidity as presented in accordance with GAAP. We believe that net cash position is useful in viewing our liquidity, as it is similar to measures reported by our public competitors and is regularly used by security analysts, institutional investors, and other interested parties in analyzing liquidity. Net cash position is not intended to be a substitute for GAAP financial measures and, as calculated may not be comparable to other similarly titled measures of liquidity for other companies in other industries or within the same industry.

The table below presents our net cash position, which is our cash and cash equivalents less the debt on our balance sheet for the periods indicated:

	June 30,	December 31,
(in thousands)	2024	2023

Cash and cash equivalents	$32,327	$33,409
Less:
Current portion of Term Loan	2,188	8,068
Term Loan	19,271	21,491
Net cash position	$10,868	$3,850

Free Cash Flow

We use free cash flow, which is a non-GAAP liquidity measure, to supplement our cash provided by (used in) operating activities as presented in accordance with GAAP. We believe that free cash flow is useful in evaluating our liquidity, as it is similar to measures reported by our public competitors and is regularly used by security analysts, institutional investors, and other interested parties in analyzing liquidity. Free cash flow is not intended to be a substitute for GAAP financial measures and, as calculated may not be comparable to other similarly titled measures of liquidity for other companies in other industries or within the same industry.

The table below presents our free cash flow, which is our net cash provided by (used in) operating activities less cash used for the purchase of property and equipment for the periods indicated:

	Six months ended June 30,
(in thousands)	2024	2023

Net cash provided by (used in) operating activities	$8,209	$(14,367)
Less:
Cash used in the purchase of property and equipment	2,945	5,030
Free cash flow	$5,264	$(19,397)

Investor Relations

IR@BODi.com